Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in this Current Report (Form 8-K/A) of Globespan, Inc. of our report dated March 15, 2000, except as to Note 11, as to which the date is April 20, 2000, with respect to the consolidated financial statements of T.sqware, Inc. included in the Registration Statement (Form S-3 No. 333-40782) and related Prospectus of Globespan, Inc. filed with the Securities and Exchange Commission.






/s/ Ernst & Young LLP



San Jose, California
October 6, 2000